H&Q LIFE SCIENCES INVESTORS

Amendment to Declaration of Trust

Notice of Change of Trustee

WHEREAS, at a meeting of the shareholders of H&Q Life Sciences Investors (“The Fund”), the shareholders of the Fund elected Dr. Rakesh K. Jain as Trustee to the Fund, effective upon his written acceptance and agreement to be bound by the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on February 20, 1992, as amended;

NOW, THEREFORE, as a result of the foregoing Trustee’s election, the eight Trustees of the H&Q Life Sciences Investors are:

Rakesh K. Jain, Ph.D.	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Lawrence S. Lewin	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Robert P. Mack, M.D.	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Eric Oddleifson	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Daniel R. Omstead, Ph.D.	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Oleg M. Pohotsky	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Uwe F. Reinhardt, Ph.D.	30 Rowes Wharf, 4th Floor
Boston, MA 02110

Lucinda H. Stebbins	30 Rowes Wharf, 4th Floor
Boston, MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 2nd day of July, 2007, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Carolyn Haley
Carolyn Haley, Secretary